UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 26, 2020, ChemoCentryx, Inc. (the “Company”) entered into a Commercial Manufacturing Agreement (the “Agreement”) with Hovione LLC (“Hovione”) for the manufacture and supply of the active pharmaceutical ingredient (“API”) for avacopan.

Pursuant to the Agreement, the Company’s purchase of avacopan API is subject to certain binding forecasting periods. The Company is also obligated to purchase from Hovione a substantial portion of the Company’s requirements for avacopan API for a certain initial period of time. If avacopan is approved by the U.S. Food and Drug Administration (“FDA”) or by the European Medicines Agency (“EMA”), the Company would have certain minimum annual purchase commitments for avacopan API.

The Agreement has an initial term that expires seven years after the first regulatory approval of avacopan by the FDA or EMA. The Agreement will automatically renew for successive two-year renewal terms unless either party delivers a notice of nonrenewal at least twelve months before the expiration of the initial term or the then current renewal term, as applicable.

The Agreement may be terminated by either party following an uncured material breach by the other party within 30 days of written notice of such material breach, or in the event the other party becomes insolvent or subject to bankruptcy proceedings. In addition, subject to certain termination fees, the Company may terminate the Agreement for convenience upon twelve months’ prior written notice, or upon occurrence of certain regulatory events or actions, including if the Company fails to obtain approval for avacopan by the FDA or EMA, or such approval is withdrawn.

The Agreement contains representations, warranties and indemnity obligations customary for agreements of this type.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2020. The Company intends to redact certain confidential portions of the Agreement because such confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: September 1, 2020

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary